Exhibit 99.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149828) of the National Grid Group PLC of our report dated June 21, 2007 relating to the financial statements of the National Grid USA Companies’ Incentive Thrift Plan I, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2008